EXHIBIT 10.34
CONSENT TO ASSIGNMENT
     THIS CONSENT TO ASSIGNMENT (the “Consent”) is made by and among 227 MONROE STREET, INC. a Delaware corporation (“Landlord”), and Affirmative Property Holdings, Inc. (“Assignee”) and KR Callahan & Company, LLC (“Assignor”), the tenant under a Lease dated as of May 8, 2006 (which Lease as heretofore or hereafter amended is hereinafter called the “Lease”), under which Landlord leased to Assignor the premises commonly known as Suite 3880 in the building known as [the AT&T Corporate Center and located at 227 West Monroe Street] [the USG Building and located at 222 West Adams Street], in Chicago, Illinois (the “Premises”). Landlord hereby consents to the assignment by Assignor to Assignee, pursuant to an Assignment (the “Assignment”) dated as of December 1, 2006, a full and complete copy of which is attached hereto as Exhibit “A,” of the Premises, such Consent being subject to and upon the following terms and conditions, to each of which Assignor and Assignee agree:
     1. Nothing contained in this Consent shall either:
          (a) Operate as a consent to or approval or ratification by Landlord of any of the particular provisions of the Assignment or as a representation or warranty by Landlord and Landlord shall not be bound or estopped in any way by the provisions of the Assignment; or
          (b) Be construed to modify, waive, impair or affect (i) any of the provisions, covenants or conditions in the Lease, (ii) any of Assignor’s obligations under the Lease, or (iii) any rights or remedies of Landlord under the Lease or otherwise to enlarge or increase Landlord’s obligations or Assignor’s rights under the Lease or otherwise; or
          (c) Be construed to waive any present or future breach or default on the part of Assignor under the Lease. In case of any conflict between the provisions of this Consent and the provisions of the Assignment, the provisions of this Consent shall prevail unaffected by the Assignment.
     2. Assignor and Assignee each represent that, except as set forth in the Assignment, no fee, premium or other consideration is being paid or is payable to Assignor in connection with the Assignment or for the use, sale or rental of Assignor’s fixtures, leasehold improvements, equipment, furniture, or personal property. Assignor and Assignee each further represent and warrant that the Assignment is the complete, true and correct agreement between the parties. Assignor and Assignee each further represent and warrant that Assignee is financially responsible, of good reputation, and is engaged in a business which meets the standards set by Landlord for the Building and its tenants.
     3. The Assignment takes effect on December 1, 2006 (the “Effective Date”). By execution hereof, Assignee accepts the Assignment and assumes and agrees to perform, from the Effective Date, as a direct obligation to Landlord, all the provisions of the Lease.

     4. The Assignment (and all amendments and modifications thereof) shall be subject and subordinate at all times to the Lease and all of its provisions, covenants and conditions. In case of any conflict between the provisions of the Lease and the provisions of the Assignment, the provisions of the Lease shall prevail unaffected by the Assignment.
     5. Neither the Assignment nor this Consent shall release or discharge Assignor from any liability under the Lease and Assignor shall remain liable and responsible for the full performance and observance of all of the provisions, covenants and conditions set forth in the Lease to be performed and observed. Any breach or violation of any provision of the Lease by Assignee shall be deemed to be and shall constitute a default by Assignor in fulfilling such provision.
     6. As of the date hereof, Assignor and Assignee acknowledge that the Lease is in full force and effect and the Landlord is not in default in the performance of its obligations under the Lease.
     7. This consent by Landlord is not assignable and shall not be construed as a consent by Landlord to any further assignment or subletting either by Assignor or Assignee, nor shall it be construed as a waiver of any restriction in the Lease concerning further assignment or subletting. The Lease may not be assigned or sublet without the prior written consent of Landlord thereto in each instance.
     8. Landlord now holds the sum of $293,257 as a security deposit (in the form of a letter of credit issued on behalf of Assignor who hereby authorizes the continued applicability of the letter of credit on behalf of Assignee), to be applied subject to the provisions of the Lease. Assignor releases all claims to that sum, and the sum shall be held by Landlord for the benefit of Assignee, subject to the provisions of the Lease.
     9. Neither the members, partners, directors or officers of Landlord (collectively, the “Parties”) shall be liable for the performance of Landlord’s obligations under this Consent or the Lease. Assignor and Assignee, as the case may be, shall look solely to Landlord to enforce Landlord’s obligations hereunder and thereunder and shall not seek any damages against any of the Parties. The liability of Landlord for Landlord’s obligations under this Consent and the Lease shall be limited to Landlord’s interest in the Building, and Assignor and Assignee shall not look to any other property or assets of Landlord or the property or assets of any of the Parties in seeking either to enforce Landlord’s obligations under this Consent or the Lease or to satisfy a judgment for Landlord’s failure to perform such obligations.
     10. Assignor agrees that it shall pay any brokerage commissions payable in connection with the Assignment and Landlord shall have no responsibility with respect thereto. Assignor agrees to indemnify and hold harmless Landlord against and from any claims for any such brokerage commissions and all costs, expenses and liabilities in connection therewith, including, without limitation, attorneys’ fees and expenses. The provisions of this Paragraph 10 shall survive the expiration or sooner termination of the Lease.
     11. This Consent shall not be effective until Assignor shall have paid Landlord’s attorneys’ fees in connection with this Consent and the Assignment.
     12. All communication, notices and demands of any kind which a party may be required or desire to give or to serve upon another party shall be made in writing and shall be deemed to have been fully given when deposited in the United States mail, registered or certified, postage prepaid, return receipt requested, to the following addresses:

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To Landlord:	227 Monroe Street, Inc.
c/o Tishman Speyer Properties, L.P.
227 West Monroe Street
Office of the Building
Chicago, Illinois 60661
Attn: Property Manager

Copies to:

Tishman Speyer Properties, L.P.
45 Rockefeller Plaza
New York, New York 10111
Attn: Chief Legal Officer

and:

Tishman Speyer Properties, L.P.
45 Rockefeller Plaza
New York, New York 10111
Attn: Chief Financial Officer

To Assignor:	KR Callahan & Company, LLC
150 Harvester Drive #300
Burr Ridge, IL 60527
Attn: Kevin Callahan

To Assignee:	Affirmative Property Holdings, Inc.
4450 Sojourn Drive #500
Addison, TX 75001
Attn: Chad Emmerich
     13. This Consent shall be construed in accordance with the laws of the State of California and contains the entire agreement of the parties hereto.
[Signature Page Follows]

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     IN WITNESS WHEREOF, the parties hereto have executed this Consent this 10th day of January, 2007.

LANDLORD:	ASSIGNOR:

227 MONROE STREET, INC.,	KR CALLAHAN & COMPANY, LLC,
a Delaware corporation	an Illinois limited liability company

By: Its:	/s/ David Augarten David Augarten	By: Its:	/s/ Kevin R. Callahan CEO
Vice President

ASSIGNEE:

AFFIRMATIVE PROPERTY HOLDINGS, INC.,
a Texas corporation

By:	/s/ Chad Emmerich
Its	SVP HR & Admin

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EXHIBIT A
Assignment

ASSIGNMENT OF LEASE
     THIS ASSIGNMENT (“Assignment”) is made and entered into this 30th day of November, 2006 by and between KR CALLAHAN & COMPANY, LLC (“Assignor”) and AFFIRMATIVE PROPERTY HOLDINGS, INC. (Assignee”).
RECITALS
     WHEREAS, Assignor, as tenant, entered into that certain Lease (the “Lease”) dated May 8, 2006 with 227 Monroe Street, Inc., as landlord, with respect to the premises commonly known as Suite 3880, 227 West Monroe Street, Chicago, Illinois 60606; and
     WHEREAS, Assignor desires to assign, and Assignee desires to accept and assume, all of Assignor’s right, title, and interest in and to the Lease.
     NOW, THEREFORE, for valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Assignor and Assignee hereby agree as follows:
     1. Assignment of Lease. Assignor hereby assigns, transfers, and sets over unto Assignee all of Assignor’s right, title, and interest in and to the Lease.
     2. Assumption of Lease. Assignee hereby accepts the foregoing assignment of the Lease and assumes all of the obligations of Assignor, as tenant, under and pursuant to the Lease.
     3. Guaranty. Affirmative Insurance Holdings, Inc. (“Affirmative”), the parent of Assignee, hereby agrees to guaranty the payment and performance of all obligations assumed by Assignor. Affirmative joins in the execution of this Assignment to confirm to Assignor and to the landlord that it is making the foregoing guaranty and to acknowledge and agree that this guaranty shall not be affected by any amendment or other modification of the Lease and shall remain in full force and effect until such time as the Lease terminates and all obligations of Assignee thereunder are satisfied or Assignee is released by Landlord, or a successor of Landlord, of all its obligations under and pursuant to the Lease.
     4. Balance of the Lease. This Assignment is subject to all of the terms and conditions of the Lease. Except as specifically assigned by Assignor to Assignee, the Lease is unmodified and in full force and effect.
     IN WITNESS WHEREOF, Assignor and Assignee have caused this Assignment to be executed as of the date first above written.

KR CALLAHAN & COMPANY, LLC		AFFIRMATIVE PROPERTY HOLDINGS, INC.

By: Name:	/s/ Kevin R. Callahan Kevin R. Callahan	By: Name:	/s/ Chad Emmerich Chad Emmerich
Its:	CEO	Its:	SVP HR & Admin

     AFFIRMATIVE INSURANCE HOLDINGS, INC. joins in the execution of this Assignment to confirm its guaranty of all of the obligations assumed by Assignor under and pursuant to the Lease.

AFFIRMATIVE INSURANCE HOLDINGS, INC.

By:	/s/ Robert Bondi
Name:	Robert Bondi
Its:	COO